UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2022

ImmuCell Corporation
(Exact name of registrant as specified in its charter)

DE	001-12934	01-0382980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 Evergreen Drive Portland, Maine	04103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 207-878-2770

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	ICCC	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

Item 1.01 – Entry into a Material Definitive Agreement

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 11, 2022, Dr. Joseph H. Crabb resigned from all positions he held at the Company, including without limitation as an employee and an officer of the Company. At the same time, the Company engaged Dr. Crabb as a consultant and advisor to the President of the Company. The Company has agreed to compensate Dr. Crabb with a payment of $70,000 when the Company receives all FDA approvals needed for the commencement of sales of Re-Tain® if certain other conditions are met. Dr. Crabb was recognized and thanked for all of his efforts discovering and developing the First Defense® and Re-Tain® technologies since he joined the Company in 1988.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits included as part of this Current Report on Form 8-K are listed in the Exhibit Index that follows.

The Exhibit Index and the Exhibits listed therein are incorporated herein by this reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCELL CORPORATION

Date: February 11, 2022	By:	/s/ Michael F. Brigham
Michael F. Brigham
President, Chief Executive Officer and Principal Financial Officer

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Exhibit Index

Exhibit No.	Description
99.1	Independent Contractor Agreement between the Company and Joseph H. Crabb dated as of February 11, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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